Exhibit 99.1

Apollo Global Management, LLC Reports First Quarter 2013 Results

•	Apollo declares a distribution of $0.57 per Class A share for the first quarter of 2013

•	Total economic net income (“ENI”) of $792 million for the first quarter ended March 31, 2013, a 72% increase compared to $462 million for the comparable period in 2012

•	ENI After Taxes per Share of $1.89 for the first quarter ended March 31, 2013, compared to $1.10 per share for the comparable period in 2012

•	Total assets under management (“AUM”) of $114.3 billion as of March 31, 2013, compared to $86.1 billion as of March 31, 2012

•	Apollo returned $3.4 billion and $13.9 billion of capital and realized profits to limited partner investors during the first quarter and last twelve months ended March 31, 2013, respectively

•	U.S. GAAP net income attributable to Apollo Global Management, LLC of $249 million for the first quarter ended March 31, 2013, compared to $98 million for the same period in 2012

New York, May 6, 2013 – Apollo Global Management, LLC (NYSE: APO) and its consolidated subsidiaries (collectively, “Apollo”) today reported results for the first quarter ended March 31, 2013.

Apollo reported ENI of $792.4 million for the first quarter ended March 31, 2013, compared to $462.0 million for the same period in 2012. The 72% increase in ENI was driven by favorable performance in both Apollo’s Management and Incentive Businesses, which reported ENI of $66.0 million and $726.4 million for the first quarter ended March 31, 2013, respectively, compared to $35.1 million and $426.9 million, respectively, for the same period in 2012.

Apollo’s total AUM was $114.3 billion as of March 31, 2013, an increase of $28.2 billion, or 33%, compared to $86.1 billion as of March 31, 2012. The increase in total AUM was primarily driven by both organic and strategic growth in the credit segment, which had $63.5 billion of AUM as of March 31, 2013, an increase of $27.0 billion, or 74%, compared to $36.5 billion as of March 31, 2012. Fee-generating AUM was $81.6 billion as of March 31, 2013, an increase of $22.0 billion, or 37%, compared to $59.6 billion as of March 31, 2012. The increase in fee-generating AUM was also primarily driven from both organic and strategic growth in Apollo’s credit segment.

U.S. GAAP results for the first quarter ended March 31, 2013 included net income attributable to Apollo of $249.0 million, or $1.60 per Class A share, compared to $98.0 million, or $0.66 per Class A share for the first quarter ended March 31, 2012.

“Apollo is off to a great start in 2013 with solid first quarter results,” said Leon Black, Chairman and Chief Executive Officer. “Over the last four quarters, we have generated nearly $14 billion of realizations and paid out $2.26 of cash per share, demonstrating yet again the substantial earnings and cash generating power of Apollo’s integrated investment platform.”

Combined Segments

Total revenue for Apollo’s Management Business was $220.7 million for the first quarter ended March 31, 2013, an increase of $53.8 million, or 32%, from the same period in 2012. This includes management fee revenues of $164.3 million for the first quarter ended March 31, 2013, an increase of $34.3 million, or 26%, from the same period in 2012, which was primarily driven by growth in fee-generating AUM within Apollo’s credit segment. There was also $47.4 million of advisory and transaction fees for the first quarter ended March 31, 2013, an increase of $20.1 million, or 74%, from the same period in 2012. The increase was primarily driven by the closing of the McGraw Hill Education transaction as well as an increase in advisory fees related to Athene Holdings Ltd. (together with its subsidiaries, “Athene”).

Apollo’s Incentive Business reported $1,116.6 million of total carried interest income for the first quarter ended March 31, 2013, an increase of $492.5 million, or 79%, from the same period in 2012. There was $345.2 million of realized gains from carried interest income for the first quarter ended March 31, 2013, an increase of $195.4 million, or 130%, compared to the same period in 2012. The increase in realized gains from carried interest income was largely attributable to dispositions of investments held in LyondellBasell and Charter Communications by funds managed by Apollo during the first quarter ended March 31, 2013.

Total expenses for Apollo’s Management Business were $158.4 million for the first quarter ended March 31, 2013, an increase of $21.0 million, or 15%, from the same period in 2012. The increase in total expenses for the first quarter ended March 31, 2013 included an increase of $8.5 million in placement fees, which was primarily due to the launch of a closed-end fund within our credit segment, and an $8.3 million increase in salary, bonus and benefits, which was primarily due to increased headcount.

Private Equity Segment

ENI from Apollo’s private equity segment was $678.8 million for the first quarter ended March 31, 2013, compared to $311.2 million for the first quarter ended March 31, 2012. The significant quarter over quarter increase was largely driven by total carried interest income of $991.0 million for the first quarter of 2013, compared to $448.1 million for the first quarter of 2012.

Apollo’s private equity funds continued to perform well as measured by internal rate of return (“IRR”) and appreciated by 14% during the first quarter ended March 31, 2013. From its inception in 2008 through March 31, 2013, Fund VII generated an annual gross and net IRR of 37% and 28%, respectively. Fund VI, which began investing in 2006, generated an annual gross and net IRR of 13% and 10%, respectively, since its inception through March 31, 2013. The combined fair value of Apollo’s private equity funds, including AP Alternative Assets, L.P. (“AAA”), was 62% above cost as of March 31, 2013. Uncalled private equity commitments were $6.3 billion as of March 31, 2013 and $1.2 billion of private equity capital was deployed during the first quarter ended March 31, 2013.

The favorable performance of the underlying investments in Fund VII and Fund VI had a meaningful impact on Apollo’s carried interest income for the first quarter of 2013. There was

$313.0 million and $644.6 million of total carried interest income related to Fund VII and Fund VI, respectively, for the first quarter ended March 31, 2013, compared to $312.5 million and $123.6 million, respectively, for the same period in 2012. The significant increase in total carried interest income for Fund VI was largely impacted by the remaining 80-20 “catch-up” of unrealized carried interest income, which led to an additional $339 million of unrealized carried interest income for the first quarter ended March 31, 2013.

Credit Segment

ENI from Apollo’s credit segment was $114.3 million for the first quarter ended March 31, 2013, compared to $155.6 million for the first quarter of 2012. The quarter over quarter decline in ENI was largely driven by total carried interest income of $124.7 million for the first quarter of 2013, compared to $174.3 million for the first quarter of 2012. In addition, the income from equity method investments and net gains from investment activities was collectively $10.9 million for the first quarter ended March 31, 2013, compared to $21.1 million for the same period in 2012.

Management fees from Apollo’s credit segment were $84.4 million for the first quarter ended March 31, 2013, which increased by $31.8 million, or 60%, compared to the same period in 2012. The increase in management fees was largely driven by the acquisition of Stone Tower Capital LLC, which closed in April 2012, as well as the growth in assets managed by Athene Asset Management, LLC. Total Management Business expenses within the credit segment were $79.2 million for the first quarter of 2013, which increased by $17.6 million, or 29%, compared to the same period in 2012. The increase in Management Business expenses was largely driven by $6.7 million in placement fees associated with the launch of a closed-end fund and higher compensation expense from increased headcount.

Real Estate Segment

Apollo’s real estate segment had an economic net loss of $0.7 million for the first quarter of 2013, compared to a $4.8 million loss for the first quarter of 2012. Total revenues for the real estate segment during the first quarter of 2013 were $15.6 million, an increase of $3.5 million, or 29%, compared to $12.1 million for the same period in 2012. The revenue growth during the first quarter of 2013 was largely due to a $4.3 million increase in both management fees and advisory and transaction fees, which was driven by a $1.6 billion year-over-year increase in fee-generating AUM. As of March 31, 2013, Apollo’s real estate AUM was $9.4 billion, compared to $8.3 billion at March 31, 2012.

Capital and Liquidity

As of March 31, 2013, Apollo had $899 million of cash and cash equivalents and $738 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and consolidated variable interest entities (“VIEs”). As of March 31, 2013, Apollo had a $2,551.2 million carried interest receivable and corresponding profit sharing payable of $1,116.8 million as well as total investments in its private equity, credit and real estate funds of $475 million, excluding investments held by consolidated VIEs and consolidated funds.

Distribution

Apollo Global Management, LLC has declared a first quarter 2013 cash distribution of $0.57 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.50 per Class A share primarily attributable to fund realizations and interest and dividend income earned by our funds. This distribution will be paid on May 30, 2013 to holders of record at the close of business on May 16, 2013.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, Apollo cannot assure its shareholders that they will receive any distributions.

Conference Call

Apollo will host a conference call on Monday, May 6, 2013 at 10:00 a.m. EST. During the call, Marc Spilker, President, Martin Kelly, Chief Financial Officer, and Gary Stein, Head of Corporate Communications, will review Apollo’s financial results for the first quarter ended March 31, 2013. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 34359365 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo's website at www.agm.com.

Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 34359365. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $114 billion as of March 31, 2013, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2013, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(dollars in thousands, except share data)

	Three Months Ended March 31,

	2013	2012
Revenues:
Advisory and transaction fees from affiliates	$47,419	$27,236
Management fees from affiliates	150,447	127,178
Carried interest income from affiliates	1,111,207	622,329

Total Revenues	1,309,073	776,743

Expenses:
Compensation and benefits:
Equity-based compensation	45,286	148,866
Salary, bonus and benefits	73,396	65,071
Profit sharing expense	423,620	249,024
Incentive fee compensation	—	35

Total Compensation and Benefits	542,302	462,996

Interest expense	7,518	11,380
Professional fees	16,060	11,527
General, administrative and other	22,941	19,207
Placement fees	9,358	921
Occupancy	9,805	8,726
Depreciation and amortization	14,618	8,473

Total Expenses	622,602	523,230

Other Income:
Net gains from investment activities	52,133	157,708
Net gains (losses) from investment activities of consolidated variable interest entities	47,861	(16,201)
Income from equity method investments	27,790	43,251
Interest income	3,091	1,614
Other income, net	1,298	5,816

Total Other Income	132,173	192,188

Income before income tax provision	818,644	445,701
Income tax provision	(18,579)	(14,560)

Net Income	800,065	431,141
Net income attributable to Non-controlling Interests	(551,087)	(333,098)

Net Income Attributable to Apollo Global Management, LLC	$248,978	$98,043

Distributions Declared per Class A Share	$1.05	$0.46

Net Income Per Class A Share:
Net Income Available to Class A Share – Basic	$1.60	$0.66

Net Income Available to Class A Share –Diluted	$1.59	$0.66

Weighted Average Number of Class A Shares – Basic	131,249,034	125,269,253

Weighted Average Number of Class A Shares – Diluted	136,019,801	127,515,663

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except share data)

Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Management Business:

Advisory and transaction fees from affiliates	$27.3	$70.0	$15.2	$37.5	$47.4
Management fees from affiliates	130.0	156.4	160.2	176.4	164.3
Carried interest income from affiliates:
Realized gains	9.6	9.2	9.7	9.3	9.0

Total management business revenues	166.9	235.6	185.1	223.2	220.7

Equity-based compensation(1)	18.9	14.1	16.7	19.2	17.4
Salary, bonus and benefits	65.1	74.9	64.6	70.0	73.4

Interest expense	11.4	10.2	7.5	8.0	7.5
Professional fees	11.3	16.5	10.9	24.6	15.4
General, administrative and other	18.7	23.1	23.9	20.9	22.6
Placement fees	0.9	8.1	4.3	9.0	9.4
Occupancy	8.7	9.0	9.7	9.8	9.8
Depreciation and amortization(2)	2.4	2.4	2.8	2.6	2.9

Total non-compensation expenses	53.4	69.3	59.1	74.9	67.6

Total management business expenses	137.4	158.3	140.4	164.1	158.4

Other income (loss)	7.0	(4.5)	11.1	7.4	7.2

Non-controlling interest(3)	(1.4)	(2.4)	(2.7)	(2.2)	(3.5)

Management Business Economic Net Income	35.1	70.4	53.1	64.3	66.0

Incentive Business:

Carried interest income:
Unrealized gains (losses)	474.3	(52.8)	344.2	400.7	771.4
Realized gains	149.8	56.0	229.8	561.6	345.2

Total carried interest income	624.1	3.2	574.0	962.3	1,116.6

Profit sharing expense:
Unrealized profit sharing expense	178.4	(10.8)	124.7	133.8	272.8
Realized profit sharing expense	70.7	30.7	112.7	231.3	150.8

Total profit sharing expense	249.1	19.9	237.4	365.1	423.6

Incentive fee compensation	—	—	0.4	0.3	—

Net gains (losses) from investment activities	3.4	(13.1)	2.1	6.5	4.0
Income from equity method investments	48.5	1.4	42.1	29.2	29.4

Other income (loss)	51.9	(11.7)	44.2	35.7	33.4

Incentive Business Economic Net Income (Loss)	426.9	(28.4)	380.4	632.6	726.4

Total Economic Net Income	462.0	42.0	433.5	696.9	792.4

Income Tax Provision on Economic Net Income(4)	(39.7)	(23.3)	(54.5)	(41.1)	(51.1)

Total Economic Net Income After Taxes	$422.3	$18.7	$379.0	$655.8	$741.3

Non-GAAP Weighted average diluted shares outstanding (in millions)	383.6	386.0	386.9	388.3	392.1

Total ENI After Taxes per Share	$1.10	$0.05	$0.98	$1.69	$1.89

(1)	The combined amounts relate to restricted share units (“RSUs”) (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (“AOG”) units.
(2)	Includes amortization of leasehold improvements.
(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of the credit management companies.
(4)	See the definition of ENI After Taxes in the non-GAAP financial information and definitions section of this press release.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except share data)

Private Equity Segment:

	Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Management Business:

Advisory and transaction fees from affiliates	$25.9	$65.1	$13.3	$34.2	$44.3
Management fees from affiliates	67.0	69.2	68.5	72.3	66.3

Total management business revenues	92.9	134.3	81.8	106.5	110.6

Equity-based compensation	7.8	7.4	7.2	8.8	8.4
Salary, bonus and benefits	30.8	37.8	25.7	34.2	32.4
Other expenses	20.8	23.9	17.3	21.3	21.9

Total management business expenses	59.4	69.1	50.2	64.3	62.7

Other income (loss)	3.3	(3.2)	2.9	1.7	1.6

Management Business Economic Net Income	36.8	62.0	34.5	43.9	49.5

Incentive Business:

Carried interest income:
Unrealized gains (losses)	326.0	(37.7)	152.4	414.2	697.6
Realized gains	122.1	43.4	188.2	458.9	293.4

Total carried interest income	448.1	5.7	340.6	873.1	991.0

Profit sharing expense:
Unrealized profit sharing expense	153.7	(9.1)	70.2	129.2	256.0
Realized profit sharing expense	50.6	22.9	89.6	195.4	128.3

Total profit sharing expenses	204.3	13.8	159.8	324.6	384.3

Income from equity method investments	30.6	1.9	24.9	16.6	22.6

Total other income	30.6	1.9	24.9	16.6	22.6

Incentive Business Economic Net Income (Loss)	274.4	(6.2)	205.7	565.1	629.3

Total Economic Net Income	$311.2	$55.8	$240.2	$609.0	$678.8

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except share data)

Credit Segment:

	Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Management Business:

Advisory and transaction fees from affiliates	$1.4	$4.3	$1.9	$3.2	$2.0
Management fees from affiliates	52.6	74.3	80.8	92.0	84.4
Carried interest income from affiliates:
Realized gains	9.6	9.2	9.7	9.3	9.0

Total management business revenues	63.6	87.8	92.4	104.5	95.4

Equity-based compensation	8.1	4.3	6.9	7.7	6.5
Salary, bonus and benefits	27.6	31.2	31.7	32.3	34.3
Other expenses	25.9	39.2	37.4	46.6	38.4

Total management business expenses	61.6	74.7	76.0	86.6	79.2

Other income (loss)	2.9	(0.7)	7.5	5.3	4.5

Non-controlling interest	(1.4)	(2.4)	(2.7)	(2.2)	(3.5)

Management Business Economic Net Income	3.5	10.0	21.2	21.0	17.2

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	148.3	(16.7)	187.0	(17.5)	73.2
Realized gains	26.0	10.0	41.6	102.3	51.5

Total carried interest income (loss)	174.3	(6.7)	228.6	84.8	124.7

Profit sharing expense:
Unrealized profit sharing expense	24.7	(2.9)	51.1	2.5	16.5
Realized profit sharing expense	18.6	6.8	22.3	31.7	22.0

Total profit sharing expense	43.3	3.9	73.4	34.2	38.5

Incentive fee compensation	—	—	0.4	0.3	—

Net gains (losses) from investment activities	3.4	(13.1)	2.1	6.5	4.0
Income (loss) from equity method investments	17.7	(0.7)	16.9	12.2	6.9

Total other income (loss)	21.1	(13.8)	19.0	18.7	10.9

Incentive Business Economic Net Income (Loss)	152.1	(24.4)	173.8	69.0	97.1

Total Economic Net Income (Loss)	$155.6	$(14.4)	$195.0	$90.0	$114.3

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except share data)

Real Estate Segment:

	Three Months Ended
	March 31, 2012	June 30 2012	September 30, 2012	December 31, 2012	March 31, 2013
Management Business:

Advisory and transaction fees from affiliates	$—	$0.6	$—	$0.1	$1.1
Management fees from affiliates	10.4	12.9	10.9	12.1	13.6

Total management business revenues	10.4	13.5	10.9	12.2	14.7

Equity-based compensation	3.0	2.4	2.6	2.7	2.5
Salary, bonus and benefits	6.7	5.9	7.2	3.5	6.7
Other expenses	6.7	6.2	4.4	6.9	7.3

Total management business expenses	16.4	14.5	14.2	13.1	16.5

Other income (loss)	0.8	(0.6)	0.7	0.4	1.1

Management Business Economic Net Loss	(5.2)	(1.6)	(2.6)	(0.5)	(0.7)

Incentive Business:

Carried interest income:
Unrealized gains	—	1.6	4.8	4.0	0.6
Realized gains	1.7	2.6	—	0.4	0.3

Total carried interest income	1.7	4.2	4.8	4.4	0.9

Profit sharing expense:
Unrealized profit sharing expense	—	1.2	3.4	2.1	0.3
Realized profit sharing expense	1.5	1.0	0.8	4.2	0.5

Total profit sharing expense	1.5	2.2	4.2	6.3	0.8

Income (Loss) from equity method investments	0.2	0.2	0.3	0.3	(0.1)

Incentive Business Economic Net Income (Loss)	0.4	2.2	0.9	(1.6)	—

Total Economic Net (Loss) Income	$(4.8)	$0.6	$(1.7)	$(2.1)	$(0.7)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ECONOMIC NET INCOME

(UNAUDITED)

(dollars in millions)

Reconciliation of U.S. GAAP Net Income (Loss) to Economic Net Income:

	Three Months Ended

	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013

Net Income (Loss) Attributable to Apollo Global Management, LLC	$98.0	$(41.3)	$82.7	$171.6	$249.0

Impact of non-cash charges related to equity-based compensation:

AOG units	116.2	116.1	116.2	132.4	15.0

RSUs - Private placement awards(1)	13.3	11.0	10.9	10.9	11.4

ARI restricted stock awards, ARI RSUs and AMTG RSUs	0.4	0.4	0.5	0.4	1.3

AAA RDUs	0.1	0.3	0.3	0.3	0.3

Total non-cash charges related to equity-based compensation	130.0	127.8	127.9	144.0	28.0

Income tax provision	14.6	10.6	21.9	18.3	18.6

Amortization of intangible assets associated with the 2007 reorganization and acquisitions	6.1	9.6	13.7	13.6	11.6

Net income (loss) attributable to Non-controlling Interests in Apollo Operating Group	213.3	(64.7)	187.3	349.4	485.2

Economic Net Income	$462.0	$42.0	$433.5	$696.9	$792.4

(1)	Represents RSU awards granted in connection with the 2007 private placement.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management—Fee-Generating and Non-Fee Generating

The table below sets forth fee-generating and non-fee generating AUM by segment as of March 31, 2013 and 2012 and December 31, 2012. Changes in market conditions, the additional funds raised and strategic acquisitions have had significant impacts to our AUM:

	As of March 31,				As of December 31,
	2013		2012		2012
	(in millions)
Total Assets Under Management	$114,269	(1)	$86,126	(1)	$113,379	(1)
Fee-generating	81,633		59,571		81,934
Non-fee generating	32,636	(1)	26,555	(1)	31,445	(1)

Private Equity	39,205		38,398		37,832
Fee-generating	27,868		27,653		27,932
Non-fee generating	11,337		10,745		9,900

Credit	63,535		36,465		64,406	(2)
Fee-generating	48,488		28,207		49,518	(2)
Non-fee generating	15,047		8,258		14,888	(2)

Real Estate	9,412		8,263		8,800	(2)
Fee-generating	5,277		3,711		4,484	(2)
Non-fee generating	4,135		4,552		4,316	(2)

(1)

As of March 31, 2013 and 2012 and December 31, 2012, includes $2.1 billion, $3.0 billion, and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within our three segments.

(2)	Includes fee-generating and non-fee generating AUM as of September 30, 2012 for certain publicly traded vehicles managed by Apollo.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and total AUM for each of our segments for the three months ended March 31, 2013 and 2012:

	For the Three Months Ended March 31,
	2013	2012
	(in millions)
Change in Total AUM:
Beginning of Period	$113,379 (1)	$75,222
Income	4,057	4,456
Subscriptions/Capital raised	1,200	4,342 (1)
Other inflows/Acquisitions	—	1,382
Distributions	(3,396)	(313)
Redemptions	(353)	(100)
Leverage	(618)	1,137

End of Period	$114,269 (1)	$86,126 (1)

Change in Private Equity AUM:
Beginning of Period	$37,832	$35,384
Income	3,282	3,231
Subscriptions/Capital raised	4	10
Distributions	(1,902)	(60)
Net segment transfers	212	(2)
Leverage	(223)	(165)

End of Period	$39,205	$38,398

Change in Credit AUM:
Beginning of Period	$64,406	$31,867
Income	731	1,051
Subscriptions/Capital raised	673	1,027
Other inflows/Acquisitions	—	1,382
Distributions	(1,356)	(82)
Redemptions	(353)	(100)
Net segment transfers	(239)	(88)
Leverage	(327)	1,408

End of Period	$63,535	$36,465

Change in Real Estate AUM:
Beginning of Period	$8,800	$7,971
Income	44	174
Subscriptions/Capital raised	523	305
Distributions	(138)	(171)
Net segment transfers	251	90
Leverage	(68)	(106)

End of Period	$9,412	8,263

(1)

As of March 31, 2013 and 2012, and December 31, 2012, includes $2.1 billion, $3.0 billion, and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within our three segments.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of our segments for the three months ended March 31, 2013 and 2012:

	For the Three Months Ended March 31,
	2013	2012
	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$81,934	$58,121
Income	173	401
Subscriptions/Capital raised	1,079	414
Other inflows/Acquisitions	—	1,381
Distributions	(911)	(185)
Redemptions	(370)	(96)
Net movements between Fee Generating and Non-Fee Generating	165	(4)
Leverage	(437)	(461)

End of Period	$81,633	$59,571

Change in Private Equity Fee-Generating AUM:
Beginning of Period	$27,932	$28,031
Income	61	76
Subscriptions/Capital raised	4	10
Distributions	(94)	(53)
Net segment transfers	196	—
Net movements between Fee Generating and Non-Fee Generating	3	9
Leverage	(234)	(420)

End of Period	$27,868	$27,653

Change in Credit Fee-Generating AUM:
Beginning of Period	$49,518	$26,553
Income	62	256
Subscriptions/Capital raised	632	303
Other inflows/Acquisitions	—	1,381
Distributions	(750)	(70)
Redemptions	(370)	(96)
Net segment transfers	(447)	(88)
Net movements between Fee Generating and Non-Fee Generating	46	9
Leverage	(203)	(41)

End of Period	$48,488	$28,207

Change in Real Estate Fee-Generating AUM:
Beginning of Period	$4,484	$3,537
Income	50	69
Subscriptions/Capital raised	443	101
Distributions	(67)	(62)
Net segment transfers	251	88
Net movements between Fee Generating and Non-Fee Generating	116	(22)

End of Period	$5,277	$3,711

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Investment Record

Private Equity

The following table summarizes the investment record of our private equity funds. All amounts are as of March 31, 2013, unless otherwise noted:

			Total				As of March 31, 2013				As of December 31, 2012
	Vintage Year	Committed Capital	Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
AION(2)	2012	$274	$—	$—	$—	$—	NM	(2)	NM	(2)	NM	(2)	NM	(2)
ANRP(2)	2012	1,323	318	11	289	300	NM	(2)	NM	(2)	NM	(2)	NM	(2)
Fund VII	2008	14,676	14,719	12,370	13,522	25,892	37%		28%		35%		26%
Fund VI	2006	10,136	11,816	7,100	11,624	18,724	13		10		11		9
Fund V	2001	3,742	5,192	11,627	1,263	12,890	61		44		61		44
Fund IV	1998	3,600	3,481	6,767	58	6,825	12		9		12		9
Fund III	1995	1,500	1,499	2,654	39	2,693	18		11		18		11
Fund I, II & MIA(3)	1990/92	2,220	3,773	7,924	—	7,924	47		37		47		37

Totals		$37,471	$40,798	$48,453	$26,795	$75,248	39	%(4)	26	%(4)	39	%(4)	25	%(4)

			Total Return
	Vintage Year	Current Net Asset Value as of March 31, 2013	For the Three Months Ended March 31, 2013	For the Year Ended December 31, 2012
AAA(5)	2006	$ 1,647.6	12%	20%

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.

(2)

AION Capital Partners Limited (“AION”) and Apollo Natural Resources Partners, L.P. (“ANRP”) commenced investing capital less than 24 months prior to the period indicated. Given the limited investment period and overall longer investment period for private equity funds, the return information was deemed not meaningful.

(3)

Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III were excluded assets in connection with the 2007 reorganization of Apollo Global Management, LLC. As a result, Apollo Global Management, LLC did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with our managing partners and other investment professionals.

(4)	Total IRR is calculated based on total cash flows for all funds presented.

(5)

AP Alternative Assets, L.P. (“AAA”) completed its initial public offering in June 2006 and is the sole limited partner in AAA Investments, L.P. (“AAA Investments”). AAA was originally designed to give investors in its common units exposure as a limited partner to certain of the strategies that we employ and allowed us to manage the asset allocations to those strategies by investing alongside our private equity funds and directly in our credit funds and certain other opportunistic investments that we sponsor and manage. On October 31, 2012, AAA and AAA Investments consummated a transaction whereby a wholly-owned subsidiary of AAA Investments contributed substantially all of its investments to Athene in exchange for common shares of Athene Holding, Ltd., cash and a short term promissory note (the “AAA Transaction”). After the AAA Transaction, Athene was AAA’s only material investment and as of March 31, 2013, AAA, through its investment in AAA Investments, was the largest shareholder of Athene Holding Ltd. with an approximate 72% ownership stake (without giving effect to restricted common shares issued under Athene’s management equity plan). Additional information related to AAA can be found on its website www.apolloalternativeassets.com. The information contained in AAA’s website is not part of this press release.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Credit

The following table summarizes the investment record for certain funds and strategic investment accounts (“SIAs”) with a defined maturity date and internal rate of return since inception, which is computed for the purposes of this table based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. Apollo also manages collateralized loan obligations (“CLOs”) within our credit segment which had total AUM of approximately $10.5 billion as of March 31, 2013. Such CLO performance information is not included in the following credit investment record tables. All amounts are as of March 31, 2013, unless otherwise noted:

								As of March 31, 2013				As of December 31, 2012
	Strategy	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR		Net IRR		Gross IRR		Net IRR
			(in millions)
ACRF II(2)	Structured Credit	2012	$104.4	$104.4	$2.5	$116.7	$119.2	NM	(4)	NM	(4)	NM	(4)	NM	(4)
EPF II(3)(5)	Non-Performing Loans	2012	3,582.5	300.8	57.8	276.2	334.0	NM	(4)	NM	(4)	NM	(4)	NM	(4)
FCI(3)	Structured Credit	2012	558.8	443.2	15.0	528.0	543.0	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AESI(3)(5)	European Credit	2011	455.7	483.8	267.5	276.7	544.2	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AEC(3)	European Credit	2011	292.5	262.1	132.0	147.8	279.8	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AIE II(5)	European Credit	2008	264.7	835.6	1,009.8	254.3	1,264.1	19.2%		15.6%		19.4%		15.6%
COF I	U.S. Performing Credit	2008	1,484.9	1,611.3	2,368.2	1,858.6	4,226.8	31.2		28.1		30.7		27.6
COF II	U.S. Performing Credit	2008	1,583.0	2,176.4	1,967.2	1,138.2	3,105.4	14.6		12.0		14.3		11.7
EPF I(5)	Non-Performing Loans	2007	1,659.9	2,129.1	1,535.2	1,279.4	2,814.6	17.9		11.8		18.6		11.6
ACLF	U.S. Performing Credit	2007	984.0	1,448.5	2,136.0	237.5	2,373.5	13.4		11.5		13.0		11.2
Artus	U.S. Performing Credit	2007	106.6	190.1	225.9	—	225.9	7.0		6.8		7.0		6.8

Totals			$11,077.0	$9,985.3	$9,717.1	$6,113.4	$15,830.5

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.

(2)

As part of the acquisition of Stone Tower Capital, LLC (“Stone Tower”), Apollo acquired the manager of Apollo Structured Credit Recovery Master Fund II, Ltd. (“ACRF II”). Apollo became the manager of this fund upon completing the acquisition on April 2, 2012.

(3)

Apollo European Strategic Investment, L.P. (“AESI”) and Apollo European Credit Master Fund, L.P. (“AEC”) were launched during 2011 and have not established their vintage year. Apollo European Principal Finance Fund II, L.P. (“EPF II”) and Financial Credit Investment I, L.P. (“FCI”) deployed capital prior to the vintage year and had their final capital raises in 2012, establishing their vintage year.

(4)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(5)	Funds are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.28 as of March 31, 2013.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

The following table summarizes the investment record for certain funds and SIAs with no maturity date. All amounts are as of March 31, 2013, unless otherwise noted:

				Net Return
	Strategy	Vintage Year	Net Asset Value as of March 31, 2013	Since Inception to March 31, 2013		For the Three Months Ended March 31, 2013		For the Three Months Ended March 31, 2012		Since Inception to December 31, 2012		For the Year Ended December 31, 2012
			(in millions)
AIF(1)	U.S. Performing Credit	2013	$268.8	NM	(3)	NM	(3)	N/A		N/A		N/A
ACSP(2)	Opportunistic Credit	2012	164.7	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
ACSF(4)	Opportunistic Credit	2011	175.0	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AFT(1)	U.S. Performing Credit	2011	296.4	15.4%		3.5%		NM	(3)	NM	(3)	NM	(3)
AMTG(5)(6)	Structured Credit	2011	716.8	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
STCS(4)	Opportunistic Credit	2010	88.8	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
SOMA(7)	Opportunistic Credit	2007	681.8	48.4		2.4		11.8%		44.9%		15.1%
ACF(4)	U.S. Performing Credit	2005	1,964.0	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AINV(6) (8)	Opportunistic Credit	2004	1,652.1	47.1		N/A		N/A		47.1		9.9
Value Funds(9)	Opportunistic Credit	2003/2006	560.1	73.5		4.4		11.6		66.2		10.8

Totals			$6,568.5

(1)

The Apollo Senior Floating Rate Fund Inc. (“AFT”) and Apollo Tactical Income Fund (“AIF”) completed their initial public offerings during the first quarter of 2011 and 2013, respectively. Refer to www.agmfunds.com for the most recent financial information on AFT and AIF. The information contained in AFT’s and AIF’s websites is not part of this press release.

(2)

Apollo Centre Street Partnership, L.P. (“ACSP”) is a strategic investment account with $615.0 million of committed capital. Net asset value is presented for the primary mandate and excludes investments in other Apollo funds.

(3)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(4)

As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Credit Strategies Master Fund Ltd. (“ACSF”), Stone Tower Credit Solutions Master Fund Ltd. (“STCS”), and Apollo Credit Master Fund Ltd. (“ACF”). As of March 31, 2013, the net returns from inception for ACSF, ACF and STCS were 25.9%, (3.2)%, and 34.0% respectively. These returns were primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.

(5)

Refer to www.apolloresidentialmortgage.com for the most recent financial information on Apollo Residential Mortgage, Inc. (“AMTG”). The information contained in AMTG’s website is not part of this press release.

(6)	All amounts are as of December 31, 2012.

(7)

Net asset value and returns are for the primary mandate, which follows similar strategies as the Value Funds and excludes Apollo Special Opportunities Managed Account, L.P.’s (“SOMA”) investments in other Apollo funds.

(8)

Net return for AINV represents net asset value return including reinvested dividends. Refer to www.apolloic.com for the most recent public financial information on AINV. The information contained in AINV’s website is not part of this press release.

(9)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds, and Apollo Value Investment Master Fund, L.P., together with its feeder funds.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Real Estate

The following table summarizes the investment record for certain funds and SIAs with a defined maturity date and internal rate of return since inception, which for the purposes of this table is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of March 31, 2013, unless otherwise noted:

								As of March 31, 2013		As of December 31, 2012
	Vintage Year	Committed Capital	Current Net Asset Value	Total Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR	Net IRR	Gross IRR	Net IRR
		(in millions)
AGRE U.S. Real Estate Fund, L.P(3)	2012	$785.2	$303.2	$327.3	$—	$324.9	$324.9	NM(2)	NM(2)	NM(2)	NM(2)
AGRE Debt Fund I, LP	2011	405.5	406.1	405.0	23.6	405.0	428.6	NM(2)	NM(2)	NM(2)	NM(2)
2011 A4 Fund, L.P.	2011	234.7	247.1	930.8	—	966.4	966.4	NM(2)	NM(2)	NM(2)	NM(2)
AGRE CMBS Fund, L.P.	2009	418.8	152.2	1,572.9	—	589.4	589.4	14.1%	11.8%	14.1%	11.8%
CPI Capital Partners North America	2006	600.0	99.0	452.8	275.7	88.2	363.9	15.1(4)	10.7(4)	NM(4)	NM(4)
CPI Capital Partners Asia Pacific	2006	1,291.6	457.7	1,134.1	1,091.3	470.2	1,561.5	37.8(4)	33.5(4)	NM(4)	NM(4)
CPI Capital Partners Europe(5)	2006	1,489.4	564.6	981.7	148.9	546.7	695.6	4.5(4)	2.4(4)	NM(4)	NM(4)
CPI Other	Various	2,941.9	1,001.3	N/A(6)	N/A(6)	N/A(6)	N/A(6)	NM(6)	NM(6)	NM(6)	NM(6)

Totals		$8,167.1	$3,231.2	$5,804.6	$1,539.5	$3,390.8	$4,930.3

(1)	Figures include estimated fair value of unrealized investments.

(2)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(3)

AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011, June 2011 and April 2012 for a total of $263.2 million in base capital commitments and $450 million in additional capital commitments. Additionally, there was $72.0 million of co-invest commitments raised for an investment in the first quarter of 2012, which is included in the figures in the table above.

(4)

As part of the Citi Property Investors (“CPI”) acquisition, Apollo acquired general partner interests in fully invested funds. The gross and net IRRs are presented in the investment record table above since acquisition on November 12, 2010. The net IRRs from the inception of the respective fund to March 31, 2013 were (8.3)%, 6.8% and (10.5)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.

(5)	CPI Capital Partners Europe is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.28 as of March 31, 2013.

(6)

CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data are therefore not considered meaningful as we perform primarily an administrative role.

The following table summarizes the investment record for Apollo Commercial Real Estate Finance, Inc. (“ARI”) as of March 31, 2013:

	Vintage Year	Raised Capital	Gross Assets	Current Net Asset Value
	(in millions)
ARI(1)	2009	$713.6	$923.5	$691.2

(1)	Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained in ARI’s website is not part of this press release.

Athene and SIAs

As of March 31, 2013, Athene Asset Management had approximately $16.2 billion of total AUM, of which approximately $6.5 billion was either sub-advised by Apollo or invested in Apollo funds and investment vehicles.

In addition to certain funds and SIAs included in the investment record tables and capital deployed from certain SIAs across our private equity, credit and real estate funds, we also managed approximately an additional $7.3 billion of total AUM in SIAs as of March 31, 2013. The above investment record tables exclude certain funds and SIAs with an aggregate AUM of approximately $4 billion as of March 31, 2013, which were excluded because management deemed them to be immaterial.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended March 31,
	2013	2012
	(in millions)
Private equity dollars invested	$1,190	$984

The following table summarizes the uncalled private equity commitments as of March 31, 2013 and 2012, and December 31, 2012:

	As of March 31, 2013	As of March 31, 2012	As of December 31, 2012
	(in millions)
Uncalled private equity commitments	$6,315	$7,396	$7,464

Cost and Fair Value of our Funds’ Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment:

	As of March 31, 2013(1)		As of March 31, 2012(1)		As of December 31, 2012(1)
	(in millions)
Private Equity:
Cost	$17,529		$16,623		$16,927
Fair Value	28,408		24,617		25,867

Credit:
Cost	$15,509	(2)	$12,144	(3)	$15,097	(4)
Fair Value	16,697	(2)	12,901	(3)	16,287	(4)

Real Estate:
Cost	$4,202		$4,508		$3,848	(4)
Fair Value	4,083		4,095		3,680	(4)

(1)	Cost and fair value amounts are presented for investments of the funds that are listed in the investment record tables.

(2)	Includes AINV and AMTG amounts as of December 31, 2012.

(3)	Includes AINV amounts as of December 31, 2011.

(4)	AMTG and ARI cost and fair value amounts are as of September 30, 2012.

As of March 31, 2013, approximately 76% of the fair value of our fund investments was determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 24% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, credit and real estate segments, the percentage determined using market-based valuation methods as of March 31, 2013 was 61%, 90% and 70%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME

(LOSS) SUMMARY (UNAUDITED)

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest income (loss) for our combined segments as of and for the three months ended March 31, 2013:

	As of March 31, 2013	For the Three Months Ended March 31, 2013
	Carried Interest Receivable	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$992.9	$88.7	$224.3	$313.0
Fund VI	845.8	575.5	69.1	644.6
Fund V	149.4	15.2	—	15.2
Fund IV	11.8	0.9	—	0.9
AAA/Other(1)	111.0	17.3	—	17.3

Total Private Equity Funds	2,110.9	697.6	293.4	991.0

Credit Funds:
U.S. Performing Credit	263.5	23.4	48.1	71.5
Opportunistic Credit	52.0	39.5	0.1	39.6
Structured Credit	27.0	9.3	—	9.3
European Credit	14.7	1.3	3.3	4.6
Non-Performing Loans	72.1	(0.3)	—	(0.3)

Total Credit Funds	429.3	73.2	51.5	124.7

Real Estate Funds:
CPI Funds	11.0	0.6	0.3	0.9

Total Real Estate Funds	11.0	0.6	0.3	0.9

Total	$2,551.2 (2)	$771.4	$345.2	$1,116.6

(1)	Includes certain strategic investment accounts.

(2)

There was a corresponding profit sharing payable of $1,116.8 million as of March 31, 2013 that results in a net carried interest receivable amount of $1,434.4 million as of March 31, 2013. Included within profit sharing payable are contingent consideration obligations of $131.2 million.

The following table summarizes the fair value gains on investments and income to reverse the general partner obligation to return previously distributed carried interest income based on the current fair value of the underlying funds’ investments as of March 31, 2013:

Fund	General Partner Obligation(1)	Net Asset Value as of March 31, 2013	Fair Value Gain on Investments and Income to Reverse General Partner Obligation(2)
	(in millions)
Apollo Asia Private Credit Fund, L.P. (“APC”)	$0.3	$29.8	$2.8

(1)

Based upon a hypothetical liquidation as of March 31, 2013, Apollo has recorded a general partner obligation to return previously distributed carried interest income, which represents amounts due to this fund. The actual determination and any required payment of a general partner obligation would not take place until the final disposition of the fund’s investments based on contractual termination of the fund.

(2)

The fair value gain on investments and income to reverse the general partner obligation is based on the life-to-date activity of the entire fund and assumes a hypothetical liquidation of the fund as of March 31, 2013.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)

The table below presents Non-GAAP weighted average diluted shares outstanding for the three months ended March 31, 2013 and 2012:

	For the Three Months Ended March 31,
	2013	2012
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	131,249,034	125,269,253
Non-GAAP Adjustments:
AOG units	240,000,000	240,000,000
Vested RSUs(1)	20,840,703	18,358,807

Non-GAAP Weighted Average Diluted Shares Outstanding	392,089,737	383,628,060

(1)

Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of March 31, 2013 and 2012:

	As of March 31,
	2013	2012
Total GAAP Outstanding Class A Shares:
Basic	132,145,332	126,310,740
Non-GAAP Adjustments:
AOG units	240,000,000	240,000,000
Vested RSUs(1)	21,117,958	18,734,310

Non-GAAP Diluted Shares Outstanding	393,263,290	385,045,050

(1)

Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

Note:	In addition to fully diluted shares outstanding above, there were approximately 4.2 million and 5.3 million unvested RSUs that participate in distributions as of March 31, 2013 and 2012, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information

Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

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Economic Net Income, or ENI, as well as ENI After Taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

—	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

—	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

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Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in such funds and those of the company’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, income tax expense, amortization of intangibles associated with the 2007 reorganization as well as acquisitions and Non-controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

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ENI After Taxes represents ENI adjusted to reflect income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

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ENI After Taxes per Share represents ENI After Taxes which is divided by Non-GAAP Weighted Average Diluted Shares Outstanding. We believe ENI After Taxes per Share provides useful information to shareholders because management uses ENI After Taxes per Share as the basis to derive our earnings available for the determination of distributions to Class A shareholders.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

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Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per Share described above.

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Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

Definitions

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Assets Under Management, or AUM, refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)

the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)

the net asset value of our credit funds, other than certain CLOs, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligation) or certain CLO and collateralized debt obligation credit funds that have a fee generating basis other than mark-to-market assets or liabilities plus used or available leverage and/or capital commitments;

(iii)

the gross asset value or net asset value of our real estate entities and the structured portfolio company investments included within the funds we manage, which includes the leverage used by such structured portfolio companies;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v)

the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

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Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, are generally based on the total value of certain structured portfolio company investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio company investments that do not generate monitoring fees; and

(vi)	the difference between gross assets and net asset value for those funds that earn management fees based on net asset value.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

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Private equity dollars invested is the aggregate amount of dollars invested by certain of Apollo’s private equity funds during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

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Uncalled private equity commitments represents unfunded capital commitments that certain of Apollo’s private equity funds have received from its limited partners to contribute capital to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

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“Gross IRR” of a fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2013 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

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“Net IRR” of a fund means the gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself). The realized and the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund to the extent that an Apollo fund exceeds all requirements detailed within the applicable fund agreement.